EXHIBIT 10.3
EXHIBIT B
THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, DATED AS OF [ ], 2009, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.
CONSECO, INC.
WARRANT TO PURCHASE
[5,000,000]
SHARES OF COMMON STOCK
Issue Date: [___], 2009
     1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.
          “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act in the relevant matter on behalf of such board of directors.
          “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Indiana or the State of New York generally are authorized or required by law or other governmental actions to close.
          “Capital Stock” means, with respect to any person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person.
          “Clause A Distribution” has the meaning set forth in Section 12(C).
          “Clause B Distribution” has the meaning set forth in Section 12(C).
          “Clause C Distribution” has the meaning set forth in Section 12(C).
          “close of business” means 5:00 p.m., New York City time.

          “Closing Sale Price” of the Common Stock or any securities distributed in a Spin-Off, as the case may be, on any date of determination means:
     (a) the closing sale price per share of the Common Stock or such other securities (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported by the New York Stock Exchange on such date;
     (b) if the Common Stock or such other securities are not listed on the New York Stock Exchange on such date, the closing sale price per share of the Common Stock or such other securities (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are traded; or
     (c) if the Common Stock or such other securities are not listed on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock or such other securities on such date in the over-the-counter market as reported by Pink OTC Markets Inc. or other similar organization; or
     (d) if the Common Stock or such other securities are not so quoted by Pink OTC Markets Inc. or any similar organization, as determined by a nationally recognized securities firm retained by the Company for this purpose.
          The Closing Sale Price will be determined without reference to early hours, after hours or extended market trading.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Common Stock” means the common stock, par value $0.01 per share, of the Company.
          “Company” means Conseco, Inc., a Delaware corporation.
          “Continuing Director” means, during any period of 12 consecutive calendar months, those individuals who (a) were directors of the Company on the first day of each such period or (b) who subsequently became directors of the Company and whose election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the Company Board, to constitute a majority of the Company Board.
          “Distributed Property” has the meaning set forth in Section 12(C).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

          “Ex-Dividend Date” means, with respect to any issuance, dividend or distribution, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
          “Exercise Date” means any date, on or prior to the Expiration Date, on which the Warrantholder exercises the right to purchase the Shares, in whole or in part, pursuant to and in accordance with the terms and conditions described herein.
          “Exercise Price” means $6.50 per share of Common Stock, subject to adjustment as provided in Section 12, and all references thereto shall be deemed to mean such defined term as adjusted, if applicable.
          “Expiration Date” means the day on which the Expiration Time occurs.
          “Expiration Time” has the meaning set forth in Section 3.
          “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction as reasonably determined by the Board of Directors in good faith; provided, however, that if the Warrantholder disputes such valuation, then such determination shall be made at the expense of the Company by a third party valuation expert reasonably acceptable to the Company and the Warrantholder; provided, further, that if the initial determination of the Board of Directors is within the range of reasonable valuations of “Fair Market Value” determined by such valuation firm, then the Warrantholder shall reimburse the Company for the fees and expenses of such valuation.
          “Fundamental Change” shall be deemed to have occurred at the time after this Warrant is originally issued if any of the following occurs:
     (a) any acquisition, directly or indirectly, by any person, or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the outstanding shares of voting stock of the Company, in each case other than any transaction:
     (i) involving a merger or consolidation that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock; or
     (ii) pursuant to which the holders of the Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, with such holders’ proportional voting power immediately after the transaction vis-à-vis each other with respect to the securities they receive in such transaction being in substantially the same proportions as their respective voting power vis-à-vis each other with respect to the Common Stock that they held immediately before such transaction; or

     (iii) that is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or
     (b) during any period of 12 consecutive calendar months, commencing on the original issuance date of this Warrant, the ceasing of the Continuing Directors to constitute a majority of the Board of Directors; or
     (c) the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person; or;
     (d) a Termination of Trading; or
     (e) the holders of the Common Stock approve any plan or proposal for the liquidation or dissolution of the Company.
For the purpose of this definition only, “person” includes any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
          “Investor Rights Agreement” means the Investor Rights Agreement, dated ___, 2009, between the Company and Paulson & Co., Inc., on behalf of the several investment funds and accounts managed by it.
          “Market Disruption Event” means:
     (a) a failure by the principal market on which the Common Stock is listed or approved for trading to open for trading during its regular trading session; or
     (b) the occurrence or existence for more than a one half-hour period in the aggregate on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal market on which the Common Stock is listed or approved for trading or otherwise) in the shares of the Common Stock or in any options, contracts or future contracts relating to shares of the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.
          “open of business” means 9:00 a.m., New York City time.
          “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock corporation, limited liability company, limited liability partnership or trust.
          “Reference Property” shall have the meaning set forth in Section 13.
          “Regulatory Approvals” means, with respect to the Warrantholder, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, (x) the Hart-Scott-Rodino Antitrust

Improvements Act of 1976 and the rules and regulations thereunder or the competition or merger control laws of other jurisdictions or (y) all insurance statutes and regulations applicable to the direct and indirect insurance company subsidiaries of the Company, in each case to the extent applicable and necessary to permit the Warrantholder to exercise this Warrant, in whole or in part, and own the Shares purchased thereby.
          “Reorganization Event” has the meaning set forth in Section 13.
          “Restricted Ownership Percentage” has the meaning set forth in Section 3A(C).
          “Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading; provided, that if the Common Stock is not listed or traded, “Scheduled Trading Day” shall mean any Business Day.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
          “Shares” has the meaning set forth in Section 2.
          “Spin-Off” has the meaning set forth in Section 12(C).
          “Spin-Off Valuation Period” has the meaning set forth in Section 12(C).
          “Stock and Warrant Purchase Agreement” means the Stock and Warrant Purchase Agreement, dated as of October 13, 2009, between the Company and the Purchaser, including all schedules and exhibits thereto
          “Subsidiary” means, with respect to any person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such person and such person’s Subsidiaries own directly or indirectly more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation; (b) the voting or managing interests (which shall mean the general partner in the case of a partnership), if it is a partnership, joint venture or similar entity; (c) the beneficial interest, if it is a trust, association or other unincorporated organization; or (d) the membership interest, if it is a limited liability company.
          “Termination of Trading” means any time that the Common Stock ceases to be listed for trading on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).
          “TO Expiration Date” has the meaning set forth in Section 12(E).
          “TO Expiration Time” has the meaning set forth in Section 12(E).

          “Trading Day” means a day on which (a) there is no Market Disruption Event and (b)(i) trading in the Common Stock generally occurs on the New York Stock Exchange, or if the Common Stock is not listed on the New York Stock Exchange, then as generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then traded, or (ii) if the Common Stock is not listed or approved for trading on the New York Stock Exchange or another U.S. national or regional securities exchange; provided, that if the Common Stock is not so listed or traded, “Trading Day” shall mean any Business Day.
          “Trigger Event” has the meaning set forth in Section 12(C).
          “unit of Reference Property” shall have the meaning set forth in Section 13.
          “Warrantholder” has the meaning set forth in Section 2.
          “Warrant” means this Warrant, issued pursuant to the Stock and Warrant Purchase Agreement.
     2. Number of Shares; Exercise Price. This certifies that, for value received, [NAME OF WARRANTHOLDER] (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, subject to receipt of Regulatory Approval (or, in the case of any required insurance regulatory approvals, upon entry into mutually agreed alternative arrangements (such as delivery of the Shares into an escrow account or voting trust) permitting exercise of this Warrant pending receipt of any required insurance regulatory approvals) and in compliance with the limitations on exercise set forth in Section 3A, up to an aggregate of [ ] fully paid and non-assessable shares of Common Stock (the “Shares”), at a purchase price per Share equal to the Exercise Price.
     3. Exercise of Warrant; Term. Subject to Section 2 and Section 3A, and to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time or from time to time (i) after the earlier to occur of (x) the open of business on June 30, 2013, or (y) receipt of a notice of a Fundamental Change as provided in Section 17 from the Company following a Fundamental Change, (ii) but in no event later than the close of business on December 30, 2016 (the “Expiration Time”), by:
     (1) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Carmel, Indiana (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and
     (2) payment of the aggregate Exercise Price for the number of Shares thereby purchased, at the election of the Warrantholder, in one of the following manners:
     (i) by tendering in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company; or

     (ii) by having the Company withhold a number of shares of Common Stock issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Closing Sale Price of the Common Stock on the Trading Day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.
          In the event this Warrant is surrendered for exercise in respect of less than all the Shares issuable on such exercise at any time prior to the Expiration Time, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three Business Days following such Exercise Date, a new Warrant in substantially identical form for the purchase of the number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised, in which case such surrendered Warrant shall be cancelled. Notwithstanding anything to the contrary set forth herein, upon exercise of any portion of this Warrant in accordance with the terms hereof, the Warrantholder shall not be required to physically surrender this Warrant to the Company unless such Warrantholder is purchasing the full number of Shares represented by this Warrant, in which case the Warrantholder shall promptly surrender this Warrant to the Company. The Warrantholder and the Company shall each maintain records showing the number of Shares so exercised and issued hereunder and the dates of such exercises or shall use such other method, reasonably satisfactory to the Warrantholder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. In the event of any dispute or discrepancy, such records of the Company establishing the number of Shares to which the Warrantholder is entitled shall be controlling and determinative in the absence of demonstrable error. Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Warrantholder may not transfer or assign this Warrant unless such Warrantholder first physically surrenders this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon order of the Warrantholder a new Warrant of like tenor, registered on the books of the Company as the Warrantholder may reasonably request, representing the number of Shares not then exercised. The Warrantholder and any permitted assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this Section 3, following exercise of any portion of this Warrant, the number of Shares represented by this Warrant may be less than the number of Shares set forth on the face hereof.
     3A. Limitations on Exercise.
     (A) Section 382. This Warrant shall not be exercisable by the Warrantholder to the extent that the exercise hereof would cause the Warrantholder to become, directly or indirectly, a “5-percent shareholder” (as such term is used in Section 382 of the Code and the Treasury regulations promulgated thereunder), unless the Warrantholder has received prior approval of the Board of Directors.
     (B) 9.9% Limitation. Except with respect to Section 3A(C) below, the number of Shares issuable to the Warrantholder upon exercise hereof shall not, when added to the total number of shares of Common Stock deemed beneficially owned by such Warrantholder at such time (other than by virtue of the ownership of securities or rights to acquire securities (including the Shares) that have limitations on the Warrantholder’s right to convert, exercise or purchase similar to the limitation set forth herein), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, including all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitations set forth herein) at such time by persons that would be aggregated for purposes of determining whether a “group” exists under Section 13(d) of the Exchange Act, exceed 9.9% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”). Warrantholder shall have the right (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (y) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Fundamental Change.
     (C) The foregoing Section 3A(B) shall not apply to the extent that the Warrantholder is subject to Section 16(a) of the Exchange Act, without regard to the aggregate number of shares of Common Stock issuable upon exercise of this Warrant or issuable upon conversion or exercise of other securities or instruments containing limitations on the Warrantholder’s right to convert, exercise or purchase shares of Common Stock similar to the limitation set forth in Section 3A(B) above.
     (D) The Company may rely, without limitation, solely upon receipt of any Notice of Exercise by the Warrantholder hereunder as sufficient evidence of the inapplicability of each of the limitations to exercise set forth in this Section 3A. The Company shall not be liable to the Warrantholder or any other Person for any breach of the provisions of this Section 3A resulting from actions the Company is otherwise required to take in connection with any exercise of all or any part of this Warrant in reliance on a Notice of Exercise delivered by the Warrantholder.
     4. Reservation of Shares; Shares to Be Fully Paid; Listing of Shares.
     (A) The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to satisfy the exercise of this Warrant from time to time as this Warrant is presented for exercise in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the terms of this Warrant will be duly authorized, validly issued, fully paid and non-assessable and free and clear of preemptive rights.
     (B) The person(s) in whose name(s) any Shares so issued, as designated by the Warrantholder, will be deemed to be the holder(s) of record of such Shares as of the close of business on the Exercise Date, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date; provided, however, that if such Exercise Date occurs after the Ex-Dividend Date of an event that requires an adjustment to the Exercise Price and on or prior to the record date for such event, the person in whose name any Shares so issued upon exercise will be deemed to be the holder of record of such Shares as of the open of business on the Business Day immediately following the record date for such event.

     (C) Certificates for Shares issued upon exercise of this Warrant will be issued in such name(s) as the Warrantholder may designate and will be delivered to such named person(s) within a reasonable time, not to exceed three Business Days after any Exercise Date; provided, however, that the delivery of the certificates representing such Shares will be delayed until the Business Day immediately following the record date for an event that requires an adjustment to the Exercise Price if such Business Day is later than three Business Days after the applicable Exercise Date.
     (D) If at any time the Company’s Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will use reasonable best efforts to list, and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Shares issuable upon exercise.
     5. No Fractional Shares or Scrip. Any exercise of this Warrant shall be for a whole number of Shares. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. Upon exercise of this Warrant, if the Shares that the Warrantholder shall be entitled to receive include a fractional share of Common Stock, the Company will increase the number of Shares issuable to the next whole number of Shares.
     6. No Rights as Warrantholder; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as holder of Common Stock of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.
     7. Taxes on Shares Issued. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of Shares on exercise of this Warrant pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Warrantholder has requested that the Shares be issued in a name other than that of the Warrantholder or an affiliate of the Warrantholder, then such taxes shall be paid by such Warrantholder, and the Company shall not be required to issue or deliver any stock certificate representing the Shares unless and until such Warrantholder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax have been paid.
     8. Transfer/Assignment.
     (A) Subject to compliance with clause (B) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant or new warrants shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name or names of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 2. All expenses (other than issue or transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

     (B) Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in the Investor Rights Agreement.
     (C) If and for so long as required by the Investor Rights Agreement, this Warrant Certificate, and any Shares issued upon exercise of this Warrant, shall contain a legend as set forth in Section 2.2 of the Investor Rights Agreement.
     9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
     10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.
     11. Rule 144 Information. The Company agrees, at all times after the execution and delivery of this Warrant and until one year after the Expiration Time, to use its reasonable best efforts to:
          (i) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) under the Securities Act or any similar or analogous rule promulgated under the Securities Act;
          (ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;
          (iii) not terminate its status as an issuer required to file reports under the Exchange Act (even if the Exchange Act or the rules and regulations thereunder would permit such termination); and
          (iv) furnish to the Warrantholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Warrantholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
     12. Adjustment of Exercise Price. The Exercise Price shall be adjusted from time to time by the Company if any of the following events occurs, except that no adjustment to the

Exercise Price shall be made if the Warrantholder participates at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding this Warrant, in any of the transactions described in this Section 12.
     (A) If the Company pays a dividend or effects a distribution on the Common Stock exclusively in shares of its Common Stock to all or substantially all holders of the Common Stock, or if the Company subdivides or combines the shares of Common Stock, the Exercise Price shall be adjusted based on the following formula:
where,

P	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share subdivision or share combination, as applicable;

P'	=	the Exercise Price in effect immediately after the open of business on such Ex-Dividend Date, or immediately after the open of business on such effective date, as the case may be;

OS	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date, or immediately prior to the open of business on such effective date, as the case may be; and

OS'	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after such effective date, as the case may be.
          Any adjustment made under this Section 12(A) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share subdivision or share combination. If any dividend or distribution of the type described in this Section 12(A) is declared but not so paid or made, or any share subdivision or share combination of the type described in this Section 12(A) is announced but the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Exercise Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Exercise Price that would then be in effect if such dividend, distribution, share subdivision or share combination had not been declared or announced.
     (B) If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants that allow the holders to purchase (for a period expiring within 60 days) shares of Common Stock at a price per share less than the average of the Closing Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Exercise Price shall be adjusted based on the following formula:
where,

P	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

P'	=	the Exercise Price in effect immediately after the open of business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

N	=	the number of additional shares of Common Stock issuable pursuant to such rights, options or warrants;

PP	=	the per-share offering price payable to exercise such rights, options or warrants for the additional shares, plus the per-share consideration (if any) the Company receives for such rights, options or warrants; and

M	=	the average of the Closing Sale Prices over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.
          Any adjustment made under this Section 12(B) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent any such rights, options or warrants are not exercised prior to their expiration, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustment in the Exercise Price with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of such rights, options or warrants actually exercised prior to their expiration. If such rights, options or warrants are not so distributed, the Exercise Price shall be adjusted to the Exercise Price that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.
          For purposes of this Section 12(B), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Closing Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (C) If the Company pays dividends or distributes to all or substantially all holders of the Common Stock consisting of its debt, securities, assets or rights to purchase securities of the Company, excluding:
          (i) dividends or distributions as to which an adjustment was or will be effected pursuant to Section 12(A);
          (ii) distributions of rights, options or warrants as to which an adjustment was or will be effected pursuant to Section 12(B);
          (iii) dividends or distributions paid exclusively in cash as to which an adjustment was or will be made pursuant to Section 12(D);
          (iv) dividends or distributions in connection with a Reorganization Event covered by Section 13; and
          (v) any Spin-Off as to which the provisions set forth below in this Section 12(C) shall apply,
(any of such debt, securities, assets or rights to purchase securities of the Company, the “Distributed Property”), then the Exercise Price shall be adjusted based on the following formula:
where,

P	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

P'	=	the Exercise Price in effect immediately after the open of business on such Ex-Dividend Date;

M	=	the average of the Closing Sale Prices over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Ex-Dividend Date; and

F	=	the Fair Market Value of the portion of the Distributed Property distributed in respect of each share of the Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution.
          If the Board of Directors determines the “F” (as defined above) of any distribution for purposes of this Section 12(C) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “F” (as defined above) is equal to or greater than “M” (as defined above), in lieu of the foregoing adjustment, the Warrantholder shall thereafter be entitled to receive (without having to exercise the Warrant), at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of the Distributed Property that such Warrantholder would have received had such Warrantholder owned a number of shares of Common Stock on the Ex-Dividend Date for the distribution equal to the number of Shares such Warrantholder would have received if such Warrantholder had exercised this Warrant on such Ex-Dividend Date (with reference to the Exercise Price then in effect).
          Any adjustment made under the above portion of Section 12(C) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exercise Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Exercise Price that would then be in effect if such distribution had not been declared.
          With respect to an adjustment pursuant to this Section 12(C) where there has been a payment of a dividend or other distribution on the Common Stock to all or substantially all holders of the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a national securities exchange or reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Exercise Price shall be adjusted based on the following formula:
where,

P	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

P'	=	the Exercise Price given effect immediately after the open of business on such Ex-Dividend Date;

F	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP	=	the average of the Closing Sale Prices over the Spin-Off Valuation Period.
          The adjustment to the Exercise Price under the preceding paragraph shall occur immediately after the open of business on the day after the last day of the Spin-Off Valuation Period, but will be given effect as of the open of business on the Ex-Dividend Date for the Spin-Off.

If the effective date of the Spin-Off is less than 10 Trading Days prior to, and including, the Expiration Date, references in the portion of this Section 12(C) related to Spin-Offs to 10 Trading Days shall be deemed replaced, for purposes of calculating the Exercise Price, with such lesser number of Trading Days as have elapsed from, and including, such effective date of the Spin-Off to, and including, the Expiration Date. For purposes of determining the Exercise Price in respect of any exercise during the 10 Trading Day period commencing on the effective date of any Spin-Off, references within the portion of this Section 12(C) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, but excluding, the relevant Exercise Date.
          For the purposes of this Section 12(C), rights, options or warrants distributed by the Company to all or substantially all of the holders of the Common Stock entitling them to acquire securities of the Company (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”):
     (1) are deemed to be transferred with such shares of Common Stock;
     (2) are not exercisable; and
     (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12(C) (and no adjustment to the Exercise Price under Section 12(C) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price shall be made under this Section 12(C). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Warrant, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price under this Section 12(C) was made,
     (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Exercise Price shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exercise Price shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and

     (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Exercise Price shall be readjusted as if such rights, options and warrants had not been issued.
          For purposes of this Section 12(C) and subsections (A) and (B) of this Section 12, any dividend or distribution to which this Section 12(C) applies and which also includes one or both of:
     (a) a dividend or distribution of shares of Common Stock to which Section 12(A) applies (the “Clause A Distribution”); and
     (b) a dividend or distribution of rights, options or warrants to which Section 12(B) applies (the “Clause B Distribution”), then
     (I) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 12(C) applies (the “Clause C Distribution”) and any Exercise Price adjustment required by this Section 12(C) with respect thereto shall then be made, and
     (II) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exercise Price adjustment required by Section 12(A) and Section 12(B) with respect thereto shall then be made, except that, if determined by the Company,
     (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and
     (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or such effective date” within the meaning of Section 12(A) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 12(B).
     (D) If the Company makes any distribution of cash to all or substantially all holders of the Common Stock, the Exercise Price shall be adjusted based on the following formula:
where,

P	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

P'	=	the Exercise Price in effect immediately after the open of business on such Ex-Dividend Date;

SP	=	the average of the Closing Sale Prices over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Ex-Dividend Date; and

C	=	the amount in cash per share that the Company distributes to holders of the Common Stock.
          Any adjustment pursuant to this Section 12(D) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing adjustment, the Warrantholder shall thereafter be entitled to receive (without having to exercise this Warrant), at the same time and upon the same terms as the holders of the Common Stock receive the cash distribution, the amount of cash that such Warrantholder would have received had such Warrantholder owned a number of shares of Common Stock on the Ex-Dividend Date for the distribution equal to the number of Shares such Warrantholder would have received if such Warrantholder had exercised this Warrant on such Ex-Dividend Date (with reference to the Exercise Price then in effect).
          If such distribution is not so paid, the Exercise Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Exercise Price that would then be in effect if such distribution had not been declared.
     (E) If the Company or any of its Subsidiaries make a payment to all or substantially all holders of the Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “TO Expiration Date”), the Exercise Price shall be adjusted based on the following formula:
where,

P	=	the Exercise Price in effect immediately prior to the open of business on the Trading Day immediately following the TO Expiration Date;

P'	=	the Exercise Price given effect immediately after the open of business on the Trading Day following the TO Expiration Date;

F	=	the Fair Market Value of the aggregate consideration payable in such tender offer or exchange offer (up to any maximum amount specified in the terms of the tender or exchange offer) for all shares of Common Stock the Company or any of its Subsidiaries purchase in such tender or exchange offer, such Fair Market Value to be measured as of the expiration time of the tender or exchange offer (the “TO Expiration Time”);

OS	=	the number of shares of Common Stock outstanding immediately prior to the TO Expiration Time (prior to giving effect to the purchase of any shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS'	=	the number of shares of Common Stock outstanding immediately after the TO Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Closing Sale Prices over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the TO Expiration Date.
          The adjustment to the Exercise Price under this Section 12(D) shall occur immediately after the open of business on the 11th Trading Day following the TO Expiration Date, but will be given effect at the open of business on the Trading Day following the TO Expiration Date. If the Trading Day following the TO Expiration Date is less than 10 Trading Days prior to, and including, the Expiration Date, references within this Section 12(E) to 10 Trading Days shall be deemed replaced, for purposes of calculating the Exercise Price, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the TO Expiration Date to, and including, the Expiration Date. For purposes of determining the Exercise Price in respect of any exercise of this Warrant during the 10 Trading Days commencing on the Trading Day following the TO Expiration Date, references within this Section 12(E) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the TO Expiration Date to, but excluding, such Exercise Date.
     (F) The Company from time to time may decrease the Exercise Price by any amount for a period of at least 20 Business Days; provided that the Board of Directors shall have made a determination that such decrease would be in the best interests of the Company (which determination shall be conclusive) and such decrease is irrevocable during such period. Whenever the Exercise Price is decreased pursuant to this Section 12(F), the Company shall mail to the Warrantholder a notice of the decrease at least ten calendar days prior to the date the decreased Exercise Price takes effect, and such notice shall state the decreased Exercise Price and the period during which it will be in effect.
     (G) The Company may (but shall not be required to) decrease the Exercise Price, in addition to any adjustments pursuant to clause (A), (B), (C), (D) and (E) of this Section 12, if the

Board of Directors considers such decrease to be advisable to avoid or diminish any income tax to holders of Common Stock, or rights to acquire shares of Common Stock, in connection with any dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. If the Company pays U.S. federal withholding tax in respect of any adjustment to the Exercise Price pursuant to this Section 12, it may, at its option, set off such payments against any other payments otherwise due to a Warrantholder (including any actual cash dividends or distributions subsequently made with respect to Shares received upon exercise of this Warrant).
     (H) If, with respect to any exercise of this Warrant:
          (i) any distribution or transaction described in clause (A), (B), (C), (D) and (E) of this Section 12 has not yet resulted in an adjustment to the Exercise Price on a given Trading Day prior to the Expiration Time; and
          (ii) any Shares deliverable upon exercise of this Warrant in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise);
          then the Exercise Price in respect of such Trading Day shall be adjusted to reflect the relevant distribution or transaction.
     (I) All calculations under this Section 12 shall be made by the Company and shall be made to the nearest cent.
     (J) No adjustment shall be required to be made for the Company’s issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 12.
     (K) The Company shall not take any action that would result in any adjustment to the Exercise Price, pursuant to the provisions of this Section 12, in such a manner as to result in the reduction of the Exercise Price to less than the par value per share of the Common Stock. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.
     (L) Whenever the Exercise Price is adjusted as provided in this Section 12, the Company shall promptly file at the principal office of the Company a statement setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and shall mail such notice to the Warrantholder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (M) For purposes of this Section 12, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     (N) Notwithstanding anything to the contrary in this Section 12, no adjustment to the Exercise Price shall be made:
          (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
          (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company;
          (iii) for ordinary course of business stock repurchases (including, without limitation, structured or derivative transactions) pursuant to a stock repurchase program approved by the Board of Directors;
          (iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection (N) of Section 12 and outstanding as of the date hereof; or
          (v) in connection with a change in the par value of the Common Stock.
     (O) If the Company adopts a stockholder rights plan under which the Company issues rights providing that each share of Common Stock issued upon conversion of the Warrant, at any time prior the distribution of separate certificates representing such rights, will be entitled to receive such rights, then there shall be no adjustment to the Exercise Price as a result of (i) the issuance of such rights, (ii) the distribution of separate certificates representing such rights, (iii) the exercise or redemption of such rights in accordance with any rights agreement, or (iv) the termination or invalidation of any such rights. However, each Share, if any, issued upon exercise of this Warrant shall be entitled to receive the appropriate number of rights, if any, and the certificates representing Shares issued upon such exercise shall bear such legends, if any, in each case, as may be provided by the terms of the Investor Rights Agreement, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Exercise Price shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Stock its debt, securities, assets or rights to purchase securities of the Company as described in Section 12(C), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     (P) No adjustment in the Exercise Price will be required unless the adjustment would require an increase or decrease of more than 1% of the applicable Exercise Price. If the adjustment is not made because the adjustment does not change the applicable Exercise Price by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made with respect to the Shares issuable upon exercise of this Warrant when they add up to 1%.
     (Q) If, during a period applicable for calculating the Closing Sale Price of the Common Stock or any other security, an event occurs that requires an adjustment to the Exercise Price, the Closing Sale Price of such security shall be calculated for such period in a manner reasonably determined by the Company to appropriately reflect the impact of such event on the price of such security during such period. Whenever any provision of this Section 12 requires a calculation of an average of Closing Sale Prices of Common Stock or any other security over multiple days, appropriate adjustments shall be made to account for any adjustment to the Exercise Price that becomes effective, or any event requiring an adjustment to the Exercise Price where the Ex-Dividend Date of the event occurs, at any time during the period during which the average is to be calculated.
     (R) Upon any adjustment of the Exercise Price pursuant to this Section 12, the number of Shares issuable upon exercise of this Warrant shall be automatically adjusted to such number of Shares issuable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately following such adjustment (irrespective of the number of Shares set forth on the face hereof).
     13. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.
          In the event of:
          (i) any reclassification (including through a recapitalization) or other change of the Common Stock;
          (ii) any consolidation, merger, combination or binding share exchange involving the Company; or
          (iii) any sale or conveyance (including through a lease or other transfer) to a third party of all or substantially all of the property and assets of the Company, in each case in which the holders of the outstanding Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at the effective time of such Reorganization Event, the right of the Warrantholder to purchase the Shares evidenced by this Warrant shall be changed into a right to purchase the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that the Warrantholder would have been entitled to purchase had the Warrantholder owned a number of shares of Common Stock immediately prior to such Reorganization Event equal to the number of Shares the Warrantholder would have received if the Warrantholder had exercised this Warrant immediately prior to such Reorganization Event (with reference to the Exercise Price then in effect) (the “Reference Property”, with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) and, concurrently with or promptly following the effective time of such Reorganization Event, upon the Warrantholder’s surrender of this Warrant to the Company or the successor or purchasing person, as the case may be, pursuant to procedures comparable to those set forth in Section 9 hereof, the Company or the successor or purchasing person, as the case may be, shall issue in favor of the Warrantholder a new warrant or warrants of like tenor and representing the right to purchase a number of units of Reference Property corresponding to the number of Shares such surrendered Warrant previously entitled the Warrantholder to purchase upon cashless or cash exercise, and subject to the Exercise Price then in effect; provided, however, that any Shares that the Company would have been required to deliver upon exercise of this Warrant in accordance with Sections 3 and 4, if any, shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Reorganization Event.
          If, as a result of the Reorganization Event, holders of the Common Stock are entitled to receive more than a single type of consideration because such holders have the right to elect the types of consideration they receive, then:
          (i) the Reference Property for which this Warrant will be exercisable will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and
          (ii) the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.
          The Company shall notify the Warrantholder of such weighted average as soon as practicable after such determination is made.
          The Company shall not become a party to any such Reorganization Event unless its terms are consistent with this Section 13. Such new warrant described in the second immediately preceding paragraph shall provide for adjustments to Exercise Price thereunder which shall be equivalent to the adjustments provided for in Section 13. If, in the case of any such Reorganization Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then such Warrant shall additionally be executed and delivered by such other Person.
     14. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York (except to the extent that mandatory provisions of Delaware law are applicable).
     15. Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.
     16. Amendments. This Warrant may be amended, and the observance of any term of this Warrant may be waived, only with the written consent of the Company and the Warrantholder.

     17. Notices.
     (A) All notices hereunder shall be in writing and shall be effective:
          (i) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt;
          (ii) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt; or
          (iii) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder provided to the Company, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.
     (B) In case of any:
          (i) action by the Company or one of its Subsidiaries that would require an adjustment in the Exercise Price pursuant to Section 12 or Section 13;
          (ii) Reorganization Event;
          (iii) voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries; or
          (iv) Fundamental Change;
then, in each case, the Company shall cause to be mailed to the Warrantholder at the address provided to the Company as promptly as practicable a notice stating:
          (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or
          (ii) the date on which such Reorganization Event, Fundamental Change, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Reorganization Event, Fundamental Change, dissolution, liquidation or winding up.
Failure to give any such notice, or any defect therein, shall not affect the legality or validity of such dividend (or any other distribution), Reorganization Event, Fundamental Change, dissolution, liquidation or winding up.

     18. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its articles of incorporation.
     19. Entire Agreement. This Warrant and the forms attached hereto, the Stock and Warrant Purchase Agreement, and the Investor Rights Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.
Dated: [                    ],

CONSECO, INC.

By:

Name:

Title:

Attest:

By:

Name:

Title:
[Signature Page to Warrant]

[Form Of Notice Of Exercise]
Date:
TO: Conseco, Inc.
RE: Election to Subscribe for and Purchase Common Stock
          The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:

          Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(ii) of the Warrant):

Name and Address of Person to be Issued New Warrant:

Holder:

By:

Name:

Title: